EXHIBIT 4.8

                          COMMON STOCK PURCHASE WARRANT

                               To Purchase 175,000
                            Shares of Common Stock of

                                APA OPTICS, INC.


     THIS CERTIFIES THAT Peter Lee (the "Holder"), or his permitted assigns, is entitled to subscribe to and purchase from APA Optics, Inc., a Minnesota corporation (the "Company"), at any time on or after April 1, 2003 until 5:00 p.m. Minneapolis, Minnesota time on March 31, 2008, 175,000 fully paid and nonassessable shares of the Company's Common Stock, $.01 par value (the "Warrant Shares"), at the price of $3.00 per share (the "Warrant Exercise Price"), subject to adjustment as hereinafter indicated.

     This Warrant is subject to the following provisions, terms, and conditions:

     1.     Exercise  and  Transferability.
            ------------------------------

            (a) The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to fewer than 100 shares of Common Stock), by written notice of exercise delivered to the Company and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and (i) payment to it by cash or certified or cashier's check of the Warrant Exercise Price for the Warrant Shares being purchased or (ii) delivery of the Conversion Notice in accordance with Section 10 hereof.

            (b) This Warrant may not be transferred, except by will, pursuant to the operation of law, or in compliance with the provisions of Section 9 hereof.

     2.     Issuance of the Warrant Shares.  The Company agrees that the Warrant
            ------------------------------
Shares purchased hereby shall be and are deemed to be issued to the record holder hereof as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. Subject to the provisions of the next succeeding Section, certificates for the Warrant Shares so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding ten (10) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder hereof within such time. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of Common Stock upon exercise of this Warrant, except in accordance with the provisions, and subject to the limitations, of Section 9 hereof, to the extent that such provisions and limitations are applicable.


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
     3.     Covenants of the Company.  The Company covenants and agrees that the
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Warrant  Shares  issued  upon  the  exercise  of  the rights represented by this
Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to, or less than, the then effective Warrant Exercise Price. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for issuance upon exercise of the rights evidenced by this Warrant a sufficient number of shares of its Common Stock to provide for the exercise of such rights.

4.     Antidilution Adjustments.  The provisions of this Warrant relating to the
       ------------------------
number of Warrant Shares and the Warrant Exercise Price are subject to adjustment as hereinafter provided.

            (a) In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and, conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effective immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this Subsection 4(a), no adjustment in the Warrant Exercise Price and no change in the number of Warrant Shares so purchasable shall be made pursuant to this Section 4 as a result of, or by reason of, any such subdivision or combination.

            (b) Except as hereinafter provided, no adjustment of the Warrant Exercise Price hereunder shall be made if such adjustment results in a change in the Warrant Exercise Price then in effect of less than five cents ($.05). Any adjustment of less than five cents ($.05) of any Warrant Exercise Price shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts to five cents ($.05) or more. However, upon the exercise of this Warrant, the Company shall make all necessary adjustments (to the nearest cent) not theretofore made to the Warrant Exercise Price up to and including any date upon which this Warrant is exercised.


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
     5.     Consolidation,  Merger,  or  Sale  of  Assets.  In  the  case of any
            ---------------------------------------------
consolidation or merger of the Company with another corporation, the sale of all or substantially all of its assets to another person, or any reorganization or reclassification of the capital stock of the Company (except a split-up or combination, provision for which is made in Section 4 hereof):

            (a) As a condition of such consolidation, merger, sale, reorganization, or reclassification, lawful and adequate provision shall be made whereby the Holder hereof shall thereafter have the right to purchase upon the basis and upon the terms and conditions specified herein and in lieu of the Warrant Shares immediately theretofore purchasable hereunder, such shares of stock, securities, or assets as may (by virtue of such consolidation, merger, sale, reorganization, or reclassification) be issued or payable with respect to, or in exchange for, a number of outstanding shares of the Company's Common Stock equal to the number of Warrant Shares immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization, or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger, or sale unless, prior to, or simultaneously with, the consummation thereof, the successor person or persons purchasing such assets or succeeding or resulting from such consolidation, merger, reorganization, or reclassification shall assume by written instrument, executed and mailed or delivered to the Holder, the obligation to deliver to such Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

     6.     Fractional  Shares.  Fractional  shares shall not be issued upon the
            ------------------
exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay an amount in cash equal to the sum of (a) the excess, if any, of the Market Price of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section, the term
"Market Price" with respect to shares of Common Stock of any class or series means the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national securities exchange or on Nasdaq, the average of the last reported closing bid and asked prices as reported by market makers in such Common Stock on the over-the-counter market or, if not listed on a national securities exchange or on Nasdaq or quoted by market makers, the fair market value as determined in good faith by the Company's Board of Directors.


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
     7.     Common  Stock.  As  used  herein, the term "Common Stock" shall mean
            -------------
and include the Company's currently authorized shares of Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding-up of the Company.

8.     No  Voting  Rights.  This  Warrant shall not entitle the Holder hereof to
       ------------------
any  voting  rights  or  other  rights  as  a  shareholder  of  the  Company.

9.     Restrictions  on  Transfer  of  the  Warrant  and  the  Warrant  Shares.
       -----------------------------------------------------------------------

            (a) The Holder of this Warrant, by acceptance hereof, acknowledges that neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933 or applicable state securities laws and certifies that the Warrant is being acquired for investment, for the Holder's own account, and not for distribution or sale. The Holder further acknowledges that similar representations may be required prior to the delivery of Warrant Shares following exercise of the Warrant.

            (b) The Holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or any Warrant Shares of the Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel, and if in the opinion of such counsel the proposed transfer complies with federal and state securities laws and may be effected without registration or qualification (under any federal or state law), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer or dispose of the Warrant or Warrant Shares in accordance with the written notice. If, in the opinion of Company's counsel referred to in this Section 9, the proposed transfer of the Warrant or any Warrant Shares described in the written notice given pursuant to this Section 9 may not be effected without registration or qualification under federal or state securities laws, the Company shall promptly give written notice thereof to the Holder hereof, and the Holder will limit his activities in respect to such as, in the opinion of such counsel, are permitted by law.

            (c) The following legend respecting restrictions upon the transfer of the Warrant and the Warrant Shares shall be endorsed on all certificates for the Warrant and the Warrant Shares:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND APPLICABLE STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF WITHIN THE MEANING OF THE 1933 ACT AND THE RULES AND REGULATIONS THEREUNDER. THE HOLDER OF SUCH SECURITIES HAS AGREED NOT TO EFFECT A DISPOSITION OF SUCH SECURITIES UNLESS AND UNTIL (i) A REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES HAS BECOME EFFECTIVE UNDER THE 1933 ACT OR (ii) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


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     In  addition,  the Company's transfer agent shall place a stop order on the
Company's  transfer  books  with  regard  to the Warrant and the Warrant Shares.

10.     Cashless  Exercise.  (a)  In addition to and without limiting the rights
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of  the  holder  of  this Warrant under the terms of this Warrant, the holder of this Warrant shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into shares of Common Stock as provided in this
Section 10 at any time or from time to time prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder of this Warrant, without payment by the holder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in paragraph (c) below) of a single share of Common Stock, determined in each case of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate Warrant purchase price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant Shares. Notwithstanding anything in this Section 10 to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Warrant Shares having a Net Value below $100. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

            (b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a written statement, substantially in the form attached hereto, specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in paragraph (a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of this Warrant. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right, together with a check in payment of any fractional share and, in the case of a partial exercise, a new Warrant evidencing the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 15 days following the Conversion Date.

            (c) For purposes of this Section 10, the "fair market value" of a share of Common Stock as of a particular date shall be its "market price", calculated as described in Section 6 hereof.


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     IN  WITNESS  WHEREOF, APA Optics, Inc. has caused this Warrant to be signed by  its  duly  authorized  officer  and this Warrant to be dated March 14, 2003.
     APA  OPTICS,  INC.


                                           By
                                             -----------------------------------
                                              Anil  K.  Jain,  President


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                              WARRANT EXERCISE FORM

                   To be signed only upon exercise of Warrant.


     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________ of the shares of Common Stock of APA Optics, Inc. to which such Warrant relates and herewith makes payment of $____________ therefore in cash or by certified check, and requests that such shares be issued and be delivered to, ___________________________________, the address for which is  set  forth  below  the  signature  of  the  undersigned.

Dated:
      ------------------------------

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(Taxpayer's  I.D.  Number)                  (Signature)


                                            ------------------------------------
                                            ------------------------------------
                                            (Address)


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                                 ASSIGNMENT FORM

             To be signed only upon authorized transfer of Warrant.


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto those persons listed on Exhibit A hereto the right to purchase shares of
                                ---------
Common Stock of APA Optics, Inc. to which the within Warrant relates and appoints Moss & Barnett, attorneys, to transfer said right on the books of APA Optics, Inc. with full power of substitution in the premises.

Dated:
      ------------------------------        ------------------------------------


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                                CONVERSION NOTICE

(To be signed upon exercise of Warrant pursuant to Sections 10(a) through 10(d))

To:     APA OPTICS, INC.

The undersigned hereby irrevocably elects to purchase ______________ shares of Common Stock of APA Optics, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

Please issue a certificate or certificates for the shares of Common Stock in the name set forth below:


                                            ------------------------------------

                                            ------------------------------------
                                            Print Name(s), if joint

                                            ------------------------------------
                                            Address

                                            ------------------------------------
                                            City, State, Zip Code

                                            ------------------------------------

                                            ------------------------------------
                                            Taxpayer ID Number(s), if joint

                                            ------------------------------------

                                            ------------------------------------
                                            Social Security Number(s), if joint


     The undersigned represents that the aforesaid shares resulting from the exercise of the Warrant are acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

Date:
      ------------------------------        ------------------------------------

                                            ------------------------------------
                                            Signature(s), if joint

The signature on the Notice of Exercise must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.


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